THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EUGENE SCIENCE INC THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to purchase ______ shares of Common Stock of Eugene Science, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2007-__	Issue Date: August 24, 2007

EUGENE SCIENCE, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, ___________________, a _______________, or its successors or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., P.S.T. on the third anniversary of the Issue Date (the “Expiration Date”), up to ___________ (________) fully paid and nonassessable shares (“Warrant Shares”) of the common stock of the Company (the “Common Stock”), at a per share purchase price of $0.25. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce but not increase the Purchase Price without the consent of the Holder. Capitalized terms not otherwise defined shall have the meaning set forth in the Note and Warrant Purchase Agreement by and between the Holder and the Company on or about this date.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include Eugene Science, Inc., a Delaware corporation, and any corporation which shall succeed to or assume the obligations of Eugene Science, Inc. with the consent of the Holder hereunder.

(b) The term “Common Stock” includes (a) the Company's Common Stock and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, up to ________ shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form") duly executed by the Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock exercisable under this Warrant by the Purchase Price then in effect or by cashless exercise in the manner set forth in Section 2. This Warrant may also be exercised in full on a "cashless exercise" basis in accordance with the provisions of Section 2. In the event that the Company is dissolved, liquidated or wound up, this Warrant shall be automatically exercised without notice by Holder on a “cashless exercise” basis unless the Holder elects otherwise.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised. This Warrant may also be exercised in part on a "cashless exercise" basis in accordance with the provisions of Section 2.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the American Stock Exchange, LLC (“AMEX”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or AMEX, but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by “Appraisal,” as such term is defined below; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's incorporation documents and the Delaware General Corporate Law (“DGCL”), then all amounts to be payable per share to holders of the Common Stock pursuant to the Company's incorporation documents and the DGCL in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the Company's incorporation documents and the DGCL, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

As used herein, the term “Appraisal” shall mean the Fair Market Value of such stock determined by an appraiser mutually agreed upon by the Holder and the Company. If the parties cannot agree upon an appraiser within fifteen (15) days of the Determination Date, each party shall appoint an appraiser within five (5) days of the expiration of the 15-day period who shall agree upon a third appraiser who shall determine the Fair Market Value of such stock. If a party fails to appoint an appraiser, the appraiser appointed by the other party shall determine the Fair Market Value of such stock. The value determined pursuant to the foregoing shall be final, conclusive and binding upon the parties.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

1.6 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2. Cashless Exercise.

(a) If (i) the resale of the Warrant Shares has not been registered with the Securities and Exchange Commission within nine months of the Issue Date and (ii) the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect, in its sole and complete discretion, to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)
          A

Where    X=         the number of shares of Common Stock to be issued to the holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B=	Purchase Price (as adjusted to the date of such calculation)

The cashless exercise provisions set forth in this Section 2 shall expire immediately upon the effectiveness of the Company’s registration of the Warrant Shares.

3. Adjustment for Reorganization, Consolidation, Merger, etc.; Adjustment for Issuance of Additional Securities

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Sections 1 or 2, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section 3 to Holder or a bank or trust company (a "Trustee") having its principal office in Orange County, California, as trustee for the Holder.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Holder or the Trustee as contemplated by Section 3.2.

3.4 Subsequent Equity Sales. Other than Excluded Securities, if the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or warrants, options or convertible debt (“Common Stock Equivalents”) entitling any person to acquire shares of Common Stock, at an effective price per share less than the then Purchase Price (“Dilutive Issuance”), the Purchase Price shall be adjusted downward, but never upward, by multiplying the Purchase Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Purchase Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. In the event the Purchase Price is decreased due to a Dilutive Issuance, the number of shares of Common Stock issuable on exercise of this Warrant will be determined by multiplying the number of shares of Common Stock issuable on exercise of this Warrant immediately prior to the Dilutive Issuance by a fraction the numerator of which will be the Purchase Price immediately prior to the Dilutive Issuance and the denominator of which will be the Purchase Price adjusted by the Dilutive Issuance.

“Excluded Securities” shall mean (i) securities issued in connection with the Note and the Warrant; (ii) securities issued upon conversion of any securities outstanding as of the date of this Warrant; (iii) securities issued pursuant to the acquisition of another business or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iv) securities issued to employees, consultants, officers, directors or advisors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors of the Company; (v) securities issued in connection with obtaining lease financing, whether issued to a non-affiliated lender, lessor, guarantor or other person and approved by the Board of Directors of the Company; (vi) securities issued to non-affiliated leasing companies, landlords and other providers of goods and services to the Company and approved by the Board of Directors; (vii) securities issued in connection with strategic transactions involving the Company and other non-affiliated entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology license, transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Board of Directors of the Company; and (viii) any right, option or warrant to acquire any security convertible into the securities pursuant to subsections (i) through (vii) above.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1 or 2, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price in effect immediately prior to such event (but for the provisions of this Section 4), and (b) the denominator is the Purchase Price in effect on the date of such event.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company, if reasonably requested, that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each, a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of this Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of this Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Sections 1 and/or 2, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

10. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the addresses set forth in the Purchase Agreement.

12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Delaware. Any dispute relating to this Warrant shall be adjudicated in the United States. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

EUGENE SCIENCE, INC. By:
Witness:

1

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: EUGENE SCIENCE INC

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.2007-5), hereby irrevocably elects to purchase (check applicable box):

___        ________ shares of Common Stock covered by such Warrant; or

___        the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___        $__________ in lawful money of the United States; and/or

___        the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___        the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ________________________________ whose address is ________________________________ ________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

2

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of EUGENE SCIENCE, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of EUGENE SCIENCE, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________, ______________ Signed in the presence of: (Name) ACCEPTED AND AGREED: [TRANSFEREE] (Name)	(Signature must conform to name of holder as specified on the face of the warrant) (address) (address)